EXHIBIT (J)(2)
                        CONSENT OF INDEPENDENT ACCOUNTANTS

THE SHAREHOLDERS AND BOARD OF DIRECTORS
THE JEFFERSON FUND GROUP TRUST:

We consent to the use of our report incorporated by reference and the reference to our firm under the headings "Finacial Highlights" in the Prospectus and "Investment Advisory and Other Services" in the Statement of Additional Information.

Milwaukee, Wisconsin
November 30, 1998